                                                                   EXHIBIT 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Penederm Incorporated on Form S-3 of our report dated January 20, 1995, except for note 13, for which the date is March 8, 1995, on our audits of the financial statements of Penederm Incorporated as of December 31, 1994 which report is included in the Registrant's Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.

San Jose, California
March 6, 1997